                                                                      EXHIBIT 12


                             CONEXANT SYSTEMS, INC.

                       STATEMENT RE: COMPUTATION OF RATIOS

                        (UNAUDITED, DOLLARS IN THOUSANDS)




                                          Nine months
                                         ended June 30,
                                             2000
                                         -------------
Earnings:
   Income before provision
     for income taxes                      $(63,096)
   Add: Fixed charges, net
     of capitalized interest                 28,247
                                           --------

                                           $(34,849)
                                           ========


Fixed charges:
   Interest expense                        $ 20,439
   Amortized debt issuance costs              3,750
   Capitalized interest                       1,324
   Interest portion of rental expense         4,058
                                           --------

                                           $ 29,571
                                           ========


Ratio of earnings to fixed charges               --(1)
                                           ========


(1) For the nine months ended June 30, 2000, the Company had a deficiency of earnings compared to its fixed charges of $64.4 million.